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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Post-Effective Amendment No. 12 to Registration Statement No. 33-53887 on Form N-1A of The Asset Program, Inc. of our reports dated as indicated below, on each of the Funds, appearing in each Fund's January 31, 2001 Annual Report.


Date of our Report                Name
-----------------------           ---------------------------------------------

March 15, 2001                    Merrill Lynch Mid Cap Value Fund

March 16, 2001                    Mercury U.S. Government Securities Fund

March 19, 2001                    Mercury Growth Opportunity Fund

We also consent to the reference to us under the caption "Financial Highlights" in each Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey

May 24, 2001